EXHIBIT 5
                        LYNNE BARRY DOLAN
                         ATTORNEY AT LAW
                    2400 HOSPITAL TRUST TOWER
                 PROVIDENCE, RHODE ISLAND  02903

PHONE:  (401)421-3670
FAX:  (401)276-6611


                                        December 1, 1995

A.T. Cross Company
One Albion Road
Lincoln, Rhode Island  02865

     Re:  Registration Statement on Form S-8 - Non-qualified
Stock Option Plan

Dear A.T. Cross Company:

  I have acted as counsel to A.T. Cross Company, a Rhode Island corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission relating to 675,000 shares of the Company's Class A Common Stock, par value $1.00 per share (the "Common Stock"), to be issued pursuant to the A.T. Cross Company Non-qualified Stock Option Plan (the "Plan").

  In connection with this opinion, I have examined the Company's Articles of Incorporation, as amended, the bylaws of the Company, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Class A Common Stock, the Plan and such other instruments and documents as I have deemed relevant under the circumstances.

     In  making  the  aforesaid examination, I have  assumed  the genuineness of all signatures and the conformity to original documents of all copies furnished to me as original or photostatic copies. I have also assumed that the corporate records furnished to me by the Company include all corporate proceedings regarding the issuance of the Common Stock taken by the Company to date.

     Based upon and subject to the foregoing, I am of the opinion that the Common Stock which may be issued under the Plan has been duly authorized, and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

     I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,


                      /s/ Lynne Barry Dolan





          ADMITTED TO RHODE ISLAND AND MASSACHUSETTS BARS